Registration No. 3-
                            FORM S-8

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                       Modine Manufacturing Company
       -----------------------------------------------------------
       (Exact Name of Issuer as specified in its charter)

           Wisconsin                             39-0482000
---------------------------------          -----------------------
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)               Identification No.)

     1500 DeKoven Avenue, Racine, Wisconsin        53403
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     (Address of Principal Executive Offices)     (Zip Code)

                Modine Deferred Compensation Plan
                ---------------------------------
                    (Full title of the plan)

W. E. Pavlick, Secretary, 1500 DeKoven Avenue, Racine, WI 53403
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             (Name and address of agent for service)

                         (414) 636-1200
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 (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
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                                Proposed         Proposed
 Title of                       Maximum          Maximum
Securities       Amount        Offering         Aggregate        Amount of
  to be          to be           Price           Offering       Registration
Registered     Registered      Per Unit           Price             Fee

Common Stock
($0.625 Par     25,000
Value)(1)       shares       $34.00 (2)(3)   $850,000.00(2)(3)     $250.75
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(1)  Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

(2) Pursuant to Rule 457(h)(2), no filing fee is required with respect to the participation in the Plan registered hereunder.

(3) Pursuant to Rule 457(c) the "Proposed Maximum Offering Price Per Share" and "Proposed Maximum Aggregate Offering Price" are based upon $34.00 per share, the closing price at which such stock was sold on January 19, 1999.

        An Exhibit Index appears on Pages 9 to 10 herein.

                             PART I

                           THE COMPANY

     Modine Manufacturing Company, a Wisconsin corporation, maintains its principal offices at 1500 DeKoven Avenue, Racine, Wisconsin 53403, telephone no. (414) 636-1200.

                         MODINE DEFERRED
                        COMPENSATION PLAN

     This registration statement pertains to 25,000 shares of the Common stock, $.625 par value, of Modine Manufacturing Company pursuant to the Modine Deferred Compensation Plan (the "Plan").

     The Plan supplements the Company's 401(k) Plan and was established to fall within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Eligibility is limited to a select group of management or highly-compensated employees participating in the 401(k) Plan whom contributions from and on the participants' behalf are limited by Sections 401(a)(17), 402(g), 415 and/or 416 of the Internal Revenue Code. Eligible employees may participate in this Plan by electing such participation before the beginning of the period of service for which compensation is payable. Contributions are payable to the accounts of eligible participants in the 401(k) Plan as if the limitations in Code Sections 401(a)(17), 402(g), 415 and 416 were not applied. The Plan is effective as of March 1, 1999.

     This Registration Statement applies to newly issued shares and treasury Common Shares of the Company registered for purchase under the Plan. Purchases by the Plan of Common Stock may be from the Company or from the open market.

     Documents containing the information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan by the Company as specified by Rule
428(b)(1), 17 C.F.R. Section 230.428(b)(1).

                             PART II

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated by reference from the date of filing of such documents:

     1.   The Company's 1997-98 Annual Report on Form 10-K.

     2.   The Company's Definitive Proxy Statement for the
          1998 Annual Meeting of Stockholders.

     3. The Auditor's Consent to incorporate the Company's financial reports contained in the Annual Report on Form 10-K; and

     4. The Company's second Quarter Report on Form 10-Q for the quarter ended September 26, 1998.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          None.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Certain provisions of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes ("WBCL"), provide that the Company will indemnify the directors and officers of the Company and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the WBCL. The Company's By-Laws also provide that the Company will indemnify its directors and officers, and they indemnify any person serving as a director or officer of another business entity at the Company's request, to the extent permitted by the WBCL.

     It is the public policy of the State of Wisconsin, expressed in Section 180.0859 of the WBCL, to require or permit indemnification and allowance of expenses for any liability incurred in connection with a proceeding involving federal or state statutory or administrative regulation of the offer, sale of purchase of securities, provided the applicable requirements for indemnification and allowance of expenses are satisfied.

     The Company has purchased liability insurance policies which indemnify the Company's directors and officers against loss arising from claims by reason of their legal liability for acts of such directors or officers, subject to limitations and conditions as set forth in the policies.

Item 7.   Exemption from Registration Claimed Not Applicable.
          --------------------------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

   4(a)        Rights Agreement dated as of
               October 16, 1986 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the Registrant's

               Annual Report on Form 10-K for the
               fiscal year ended March 31, 199).

   4(b)(i)     Rights Agreement Amendment
               No. 1 dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference to
               the exhibit contained within the
               Registrant's Current Report on Form
               8-K dated January 13, 1995).

   4(b)(ii)    Rights Agreement Amendment No. 2
               dated as of January 18, 1995 between
               the Registrant and First Chicago
               Trust Company of New York (Rights
               Agent) (filed by reference to the
               exhibit contained within the
               Registrant's Current Report on Form
               8-K dated January 13, 1995).

   4(b)(iii)   Rights Agreement Amendment
               No. 3 dated as of October 15, 1996
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference to
               the exhibit contained within the
               Registrant's Quarterly Report on Form
               10-Q dated December 26, 1996).

   4(b)(iv)    Rights Agreement Amendment
               No. 4 dated as of November 10, 1997
               between the Registrant and Norwest
               Bank Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Quarterly Report on Form 10-Q dated
               December 26, 1997).

  *5(a)        Opinion regarding legality of
               original issuance securities provided
               by von Briesen, Purtell & Roper, S.C.

  15           Not Applicable.

 *23(a)        Consent of Independent Auditors,
               provided by PricewaterhouseCoopers,
               LLP.

 *23(b)        Consent of Counsel (included in
               Exhibit 5(a)).

  24           Not Applicable.

  27           Not Applicable.

 *99(a)        Modine Deferred Compensation Plan,
               Deferred Compensation Agreement, and
               Trust Agreement

 *99(b)        Important Factors and Assumptions
               Regarding Forwarding-Looking
               Statements.

* Filed herewith

Item 9.   Undertakings.
          ------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   to include any prospectus required by
                Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 20th day of January, 1999.

                              MODINE MANUFACTURING COMPANY


                              By:  D. R. JOHNSON
                                 -----------------------------
                                 D. R. Johnson, President and
                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


D. R. JOHNSON                              January 20, 1999
-------------------------------            ----------------
D. R. Johnson, President and                    Date
Chief Executive Officer and
Director

R. T. SAVAGE                               January 20, 1999
-------------------------------            ----------------
R. T. Savage, Chairman of the                   Date
Board and Director

A. D. REID                                 January 20, 1999
-------------------------------            ----------------
A. D. Reid, Vice President and                  Date
Chief Financial Officer

W. E. PAVLICK                              January 20, 1999
-------------------------------            ----------------
W. E. Pavlick, Senior Vice                      Date
President, General Counsel
& Secretary

R. J. DOYLE                                January 20, 1999
-------------------------------            ----------------
R. J. Doyle, Director                           Date

F. W. JONES                                January 20, 1999
-------------------------------            ----------------
F. W. Jones, Director                           Date

D. J. KUESTER                              January 20, 1999
-------------------------------            ----------------
D. J. Kuester, Director                         Date

G. L. NEALE                                January 20, 1999
-------------------------------            ----------------
G. L. Neale, Director                           Date

S. W. TISDALE                              January 20, 1999
-------------------------------            ----------------
S. W. Tisdale, Director                         Date

M. T. YONKER                               January 20, 1999
-------------------------------            ----------------
M. T. Yonker, Director                          Date


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 20th day of January, 1999.

                              MODINE DEFERRED COMPENSATION PLAN


                              BY: MATTHEW P. DEMET
                                  --------------------------------
                                  Matthew P. Demet, Vice
                                   President of Marshall & Ilsley
                                   Trust Company, Trustee


                              BY: MICHAEL J. SHLENSKY
                                  --------------------------------
                                  Michael J. Shlensky, Vice
                                   President of Marshall & Ilsley
                                   Trust Company, Trustee

                          EXHIBIT INDEX

                                                           Sequential
Description                                                 Page No.
-----------                                                ----------

    4(a)       Rights Agreement dated as of
               October 16, 1986 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the
               Registrant's Annual Report on Form
               10-K for the fiscal year ended
               March 31, 1997).

    4(b)(i)    Rights Agreement Amendment
               No. 1 dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference to
               the exhibit contained within the
               Registrant's Current Report on Form
               8-K dated January 13, 1995).

    4(b)(ii)   Rights Agreement Amendment No. 2
               dated as of January 18, 1995 between
               the Registrant and First Chicago
               Trust Company of New York (Rights
               Agent) (filed by reference to the
               exhibit contained within the
               Registrant's Current Report on Form
               8-K dated January 13, 1995).

    4(b)(iii)  Rights Agreement Amendment
               No. 3 dated as of October 15, 1996
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference to
               the exhibit contained within the
               Registrant's Quarterly Report on Form
               10-Q dated December 26, 1996).

    4(b)(iv)   Rights Agreement Amendment
               No. 4 dated as of November 10, 1997
               between the Registrant and Norwest
               Bank Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Quarterly Report on Form 10-Q dated
               December 26, 1997).

   *5(a)       Opinion regarding legality of original
               issuance securities provided by von
               Briesen, Purtell & Roper, S.C.                 11

   15          Not Applicable.

  *23(a)       Consent of Independent Auditors,
               provided by PricewaterhouseCoopers, LLP.       12

  *23(b)       Consent of Counsel, incorporated by
               reference to Exhibit 5(a).                     11

   24          Not Applicable.

   27          Not Applicable.

  *99(a)       Modine Deferred Compensation
               Plan, Deferred Compensation
               Agreement, and Trust Agreement                 13

  *99(b)       Important Factors and Assumptions
               Regarding Forwarding-Looking
               Statements.                                    46


* Filed herewith